UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2016

WEB.COM GROUP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	94-3327894
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Commission file number:
000-51595

(Address of principal executive offices and zip code)
12808 Gran Bay Parkway West
Jacksonville, FL 32258

Registrant's telephone number, including area code:
(904) 680-6600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
Cash Compensation
On February 8, 2016, the Compensation Committee of the Board of Directors of Web.com Group, Inc. (the “Company” or “Web.com”) approved, the following: (1) cash bonuses for performance in 2015 for the executive officers of the Company appearing in the summary compensation table of the Company’s 2015 proxy statement (the “Named Executive Officers”); (2) base salaries for 2016 for the Named Executive Officers; and (3) target bonuses as a percentage of salary for 2016 performance for the Named Executive Officers, as follows:

Name	2015 Cash Bonus	2016 Base Salary	2016 Target Bonus(1)
David L. Brown President and Chief Executive Officer	$532,000	$560,000	100%
Jason T. Teichman Chief Operating Officer	$151,200	$360,000	50%
Kevin M. Carney Chief Financial Officer	$175,000	$350,000	50%
Roseann Duran Chief People Officer	$117,000	$285,000	50%

(1) Target bonus amounts are expressed as a percentage of the corresponding 2016 base salary.
Approval of 2015 PSU Award Vesting
On February 8, 2016, the Compensation Committee approved, the vesting of performance-based restricted stock units granted in 2015 (“2015 PSUs”) to the Named Executive Officers under the Company’s 2014 Equity Incentive Plan (the “Plan”), as follows:

Name	2015 PSU Shares(1)
David L. Brown President and Chief Executive Officer	53,145
Jason T. Teichman Chief Operating Officer	15,943
Kevin M. Carney Chief Financial Officer	15,943
Roseann Duran Chief People Officer	6,643

The financial measures for the 2016 period will consist of non-GAAP EPS and revenue targets, with a performance multiplier based on total stockholder return, relative to the Company's peer group.
(1)        The 2015 PSUs were granted in 2015 with a vesting period of three years. The actual number of shares that may be earned and issued for a particular year may range from 0-200% of 1/3 of the target number of shares based upon the over achievement or under achievement of the financial measures for the relevant performance period. The percentage achievement in 2015 was 159%.
Approval of 2016 Equity Awards
On February 8, 2016, the Compensation Committee approved the grant to the Named Executive Officers under the Plan of performance-based restricted stock units ("2016 PSUs"), and restricted stock ("2016 RS") to acquire the following numbers of shares of Web.com common stock:

Name	2016 RS	Target 2016 PSUs
David L. Brown President and Chief Executive Officer	100,000	100,000
Jason T. Teichman Chief Operating Officer	30,000	30,000
Kevin M. Carney Chief Financial Officer	30,000	30,000
Roseann Duran Chief People Officer	15,000	15,000

The 2016 RS grants shall vest as follows: 1/4th of the number of shares on the first anniversary of the grant date; 1/4th of the number of shares on the second anniversary of the grant date; 1/4th of the number of shares on the third anniversary of the grant date; and 1/4th of the number of shares on the fourth anniversary of the grant date.
The 2016 PSU grants shall vest over a three-year term based on financial targets determined by the Compensation Committee. The financial measures for the 2016 period will consist of non-GAAP EPS and revenue targets, with a performance multiplier based on total stockholder return, relative to the Company's peer group. The actual number of shares that may be earned and issued in each vesting period may range from 0-200% of 1/3 of the target number of shares set forth in the table above based upon the over achievement or under achievement of the financial measures for the relevant performance period.
No shares subject to the 2015 PSUs, 2016 PSUs, or 2016 RS shall vest on any vesting date if on such date the Named Executive Officer is not providing Continuous Service (as such term is defined in the Plan) to the Company or any of its subsidiaries.
Approval of Contributions to Web.com Group, Inc. Supplemental Executive Retirement Plan
On February 8, 2016, the Compensation Committee approved discretionary contributions to the Web.com Group, Inc. Supplemental Executive Retirement Plan (“SERP”). The discretionary contributions made to the SERP for the Named Executive Officers are as follows:

Name	Contribution
David L. Brown President and Chief Executive Officer	$112,000
Jason T. Teichman Chief Operating Officer	$18,000
Kevin M. Carney Chief Financial Officer	$52,500
Roseann Duran Chief People Officer	$39,000

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 12, 2016                WEB.COM, GROUP, INC.

By:     /s/ Matthew P. McClure
Secretary